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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): June 29, 2001


                               CASINO DATA SYSTEMS
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


            NEVADA                                               88-0261839
------------------------------        ------------           -------------------
  (STATE OR OTHER JURISDICTION        (COMMISSION              (IRS EMPLOYER
       OF INCORPORATION)              FILE NUMBER)           IDENTIFICATION NO.)


     3300 BIRTCHER DRIVE, LAS VEGAS, NEVADA                        89118
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    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


       Registrant's telephone number, including area code: (702) 269-5000


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         (a) On June 29, 2001, Cedar Acquisition Corp., a Nevada corporation ("Cedar"), an indirect wholly owned subsidiary of Aristocrat Leisure Limited, an Australian company ("Aristocrat") merged with and into Registrant pursuant to the Agreement and Plan of Merger, dated as of January 17, 2001, by and among Cedar, Aristocrat and Registrant (the "Merger Agreement"). As a result of this transaction, Registrant will become a wholly owned subsidiary of Aristocrat.

         Pursuant to the Merger Agreement, each share of common stock of Registrant, no par value, issued and outstanding, was converted into a right to receive $9.25 in cash. Furthermore, each option to purchase common stock of Registrant outstanding immediately prior to the effective time (whether vested or unvested) was canceled and each holder of such option received a cash payment equal to the product of (1) the difference between $9.25 and the option exercise price multiplied by (2) the total number of shares subject to the option, less any applicable withholding taxes.

         (b) Not applicable.

ITEM 5.  OTHER EVENTS.

         On June 29, 2001, the Registrant issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as
Exhibit 99.1.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA AND EXHIBITS.

(c)      Exhibits

         EXHIBIT NO.         DESCRIPTION
         -----------         -----------

         99.1                Press Release issued June 29, 2001.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CASINO DATA SYSTEMS



Date: June 29, 2001             By:  /s/STEVE WEISS
                                     -------------------------------------------
                                     Name: Steve Weiss
                                     Title: Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX





EXHIBIT NO.              DESCRIPTION
-----------              -------------------------------------------------------

99.1                     PRESS RELEASE ISSUED JUNE 29, 2001.
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